SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 6, 2009
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

Suite 300, 350 Jericho Turnpike, Jericho, New York		11753
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (212) 986-0886

305 Madison Avenue, New York, NY 10165
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

❒	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2009, Innopump, Inc., our wholly owned subsidiary ("Innopump"), received an extension through July 31, 2009 of the maturity of its  promissory note in the original principal amount of $3,445,750 payable to Sea Change Group, LLC ("Sea Change") and originally due on June 29, 2009 (the "Innopump Note").

The payment extension granted by Sea Change on the Innopump Note is of the same duration as a forbearance granted to Sea Change by its third party lender pursuant to a Forbearance Agreement between Sea Change and such lender dated June 30, 2009.

Payments received by Sea Change on the Innopump Note will be applied by Sea Change to satisfy its payment obligations to its third party lender.

The original loan transaction with Sea Change was reported in our Report on Form 8K dated October 20, 2008.

Sea Change is the licensor to us of the patented technology used in our proprietary products.  Sea Change is an affiliate of ours as members of our Board of Directors own approximately 69% of the outstanding ownership interests of Sea Change

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET OF A REGISTRANT

See the information set forth in Item 1.01 above.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Note Extension dated June 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: July 6, 2009	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer

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